      As filed with the Securities and Exchange Commission on June 14, 2000
                                                     Commission File No. 0-10893

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ------------------------------------------------
                           Crown Jewel Resources Corp.
                      (formerly known as ABF Energy Corp.)

                 (Exact name of registrant specified in Charter)

                ------------------------------------------------
     Delaware                                           13-3007167
(State of Incorporation)                       (IRS Employer Identification No.)

                ------------------------------------------------
                           Crown Jewel Resources Corp.
                          805 Third Avenue, 21st Floor
                            New York, New York 10022
               (Address of Principal Executive Offices) (Zip Code)

                ------------------------------------------------
                 Crown Jewel Resources Corp Stock Incentive Plan
                            (Full Title of the Plan)

                                 Marc A. Palazzo
                                    President
                           Crown Jewel Resources Corp
                          805 Third Avenue, 21st Floor
                            New York, New York 10022

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

               -------------------------------------------------

                                   Copies to:
                              David M. Pedley, Esq.
                              Greenberg Traurig LLP
                               One Buckhead Plaza
                         3060 Peachtree Road, Suite 1100
                                Atlanta, GA 30305
                                 (404) 261-8000

               -------------------------------------------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, check the following box. [X]

              ----------------------------------------------------

                         Calculation of Registration Fee

================================================== =================== ================ =================== ================
                                                                          Proposed

                                                                           maximum       Proposed maximum      Amount of

                                                      Amount to be     offering price       aggregate        registration

      Title of securities to be registered           registered (1)       per share       offering price          fee
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------

Stock Incentive Plan                                8,725,000 shares
Common Stock, par value $.00005 per share
(options available for future grant) (2)...............                  $.16442          $235,871.10         $62.27
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
Stock Incentive Plan

-------------------------------------------------
Common   Stock,   par  value  $.00005  per  share

(currently outstanding options) (3)                 1,275,000 shares     $.01             $12,750.00          $ 3.37
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
Total Registration Fees                                                                                       $65.64

-------------------------------------------------- ------------------- ---------------- ------------------- ----------------


(1) This Registration Statement also relates to an indeterminate number of additional shares of common stock pursuant to the change in capitalization provisions of the above-referenced plans.

(2) For purposes of this computation, the Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 8,725,000 shares of common stock authorized for issuance pursuant to the Stock Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. Since the price at which the options to be granted in the future may be exercised is not currently determinable and there is no current market for the common stock authorized for issuance pursuant to the Stock Incentive Plan, the book value of such common stock (of $.16442 per share) was used in calculating the registration fee.
(3) The computation is based upon the weighted average exercise price per share of $.01 as to 1,275,000 outstanding but unexercised options under the Stock Incentive Plan.

(1)

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on May 10, 2000.

(b) The Registrant's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on April 12, 2000.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

The description of the common stock of the Registrant contained in the Registrant's registration statement on Form 8-A, as filed February 3, 1983, is superceded by the following description and is further qualified in its entirety by this reference to the Amended and Restated Certificate of Incorporation of the Registrant which is attached hereto. The Registrant has 200,000,000 shares of common stock, par value $.00005 per share, authorized pursuant to its Amended and Restated Certificate of Incorporation. Common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. Common stock does not have cumulative voting rights or other preemptive or subscription rights, and is not redeemable by the Registrant. Holders of shares of common stock are entitled to any dividends as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up of the Registrant, after required payments to creditors, the assets of the Registrant will be divided pro rata on a per share basis among the holders of the common stock. The Board of Directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock, par value $.00005 per share, in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. No shares of preferred stock are currently outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of the Registrant without any further action by the stockholders. The Registrant has no present plans to issue any shares of preferred stock

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Registrant or is or was serving at the request of the Registrant as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liabilities, charges and losses (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Delaware General Corporation Law for officers and directors.

         Section 145 of the Delaware General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [Signatures on Following Page]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York, on June 14, 2000.

                                                     Crown Jewel Resources Corp.

                                                         By: /s/ Marc A. Palazzo
                                                         Name: Marc A. Palazzo
                                                         Title:   President

                                POWER OF ATTORNEY

Each person whose signature  appears below hereby  constitutes and appoints Marc
A. Palazzo as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    Signature                           Title                               Date

/s/ Marc A. Palazzo          President, Treasuer and Director      June 14, 2000
-----------------------------(Principal Executive and Principal
Marc A. Palazzo               Financial Officer)


/s/ Zeki Kochisarli          Director                              June 14, 2000
-----------------------------
Zeki Kochisarli

/s/ Walter Greenfield        Director                              June 14, 2000
-----------------------------
Walter Greenfield

                                  EXHIBIT INDEX

3.1         Amended and Restated Certificate of Incorporation.

3.2         Amended and Restated Bylaws.

5.1         Opinion of Greenberg Traurig, LLP

10.1        Crown Jewel Resources Corp. Stock Incentive Plan.

23.1        Consent of Feldman Sherb Horowitz & Co., P.C.

23.2        Consent of Greenberg Traurig, a LLP (contained in Exhibit 5.1).

24.1        Power of Attorney (included on signature pages hereto).